UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     August 31, 2007
Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-52108	20-4864095

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (216) 431-9900
BTHC VI, Inc.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Appointment of Director
     On September 4, 2007, to fill the vacancy created by an increase in the size of the Board of Directors of Athersys, Inc. (the “Company”) and upon recommendation of the special nominating committee of the Board of Directors of the Company, the Board of Directors appointed Mr. Lorin J. Randall to membership, effective immediately. Mr. Randall has been named to serve on the Audit Committee and has been appointed Chairman of the Audit Committee, effective immediately. There is no arrangement or understanding between Mr. Randall and any other persons pursuant to which Mr. Randall was selected as a director. Mr. Randall has no reportable transactions under Item 404(a) of Regulation S-K. In connection with Mr. Randall’s appointment to the Board of Directors, Mr. Randall was awarded an option to purchase 75,000 shares of Company common stock.
Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 31, 2007, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware changing the name of the Company to “Athersys, Inc.” from “BTHC VI, Inc.” The Amendment was effective as of August 31, 2007. A copy of the Certificate of Amendment of Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on
Form 8-K.
Item 9.01   Financial Statements and Exhibits.
     (d)  Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 5, 2007

ATHERSYS, INC.
By:	/s/ Laura K. Campbell
	Name:	Laura K. Campbell
	Title:	Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Certificate of Incorporation